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                                                                    EXHIBIT 99.3

                              AMENDED AND RESTATED
                           C.D. SMITH HEALTHCARE, INC.
                          1996 EQUITY COMPENSATION PLAN

                                    SECTION 1
                              PURPOSE AND DURATION

     1.1  Effective Date.   This Plan permits the grant of Nonqualified Stock
          --------------
Options, Incentive Stock Options, and Stock Appreciation Rights.   This Plan
became effective on March 27, 1996, except for those provisions addressing Incentive Stock Options which shall become effective upon the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote at a validly held meeting of the stockholders of the Company.

     1.2  Purpose of this Plan.   This Plan is intended to attract, motivate,
          --------------------
and retain employees of the Company and its Affiliates.   This Plan also is
designed to further the growth and financial success of the Company and its Affiliates by aligning the interests of the participants, through the ownership of Shares and through other equity based incentives, with the interests of the Company's stockholders.

                                    SECTION 2
                                   DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1  "1933 Act" means the Securities Act of 1933, as amended.   Reference
           --------
to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

     2.2  "1934 Act" means the Securities Exchange Act of 1934, as amended.
           --------
Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

     2.3  "Administrator" means the Board or the Committee, as the case may be,
           -------------
that is appointed in accordance with Section 3.1 to administer the Plan.

     2.4  "Affiliate " means any corporation or any other entity, including
           ---------
partnerships and joint ventures, which, directly or indirectly, controls, is controlled by, or is under common control with, the Company, whether now or hereafter existing.

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     2.5  "Affiliated SAR" means a SAR which is granted in connection with, and
           --------------
is related to, an Option, and which automatically will be deemed to be exercised at the same time that such related Option is exercised.

     2.6  "Award" means, individually or collectively, a grant under this Plan
           -----
of Nonqualified Stock Options, Incentive Stock Options, or SARS.

     2.7  "Award Agreement" means the written agreement setting forth the terms
           ---------------
and provisions applicable to each Award granted under this Plan.

     2.8  "Board" or "Board of Directors" means the Board of Directors of the
           -----      ------------------
Company.

     2.9  "Change in  Control" shall  have  the  meaning  assigned  to  such
           ------------------
term  in  Section 10.2.

     2.10 "Code" means  the  Internal  Revenue  Code  of  1986,  as  amended.
           ----
Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

     2.11 "Committee" means the committee, if any, appointed by the Board
           ---------
pursuant to Section 3.1 to administer this Plan.   The Committee shall consist
of not less than two (2) Directors.   The members of the Committee shall be
appointed from time to time by, and shall serve at the pleasure of, the Board of
Directors.   The Committee shall be comprised solely of Directors who both are
(a) "disinterested persons" under Rule 16b-3, and (b) "outside directors" under
Section 162(m) of the Code.

     2.12 "Company" means C.D.  Smith Healthcare, Inc., a Missouri corporation,
           -------
and any successor thereto.

     2.13 "Director" means any individual who is a member of the Board of
           --------
Directors of the Company.

     2.14 "Disability" shall have the same meaning as given that term in the
           ----------
long term disability insurance policy of the Company as in effect on the date in question.

     2.15 "Employee" means any employee of the Company or of an Affiliate,
           --------
whether now or hereafter employed.

     2.16 "Exercise  Price" means the price at which a Share may be purchased by
           ---------------
a Participant pursuant to the exercise of an Option.

     2.17   "Fair Market Value" means the value determined in good faith by the
             -----------------
Administrator in accordance with uniform and nondiscriminatory standards. For federal, state and local income tax reporting purposes, fair market value shall be determined by the Administrator or its delegate in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

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     2.18 "Fiscal Year" means the fiscal year of the Company.
           -----------

     2.19 "Freestanding SAR" means a SAR that is granted independently of any
           ----------------
Option.

     2.20 "Grant Date" means, with respect to an Award, the date on which the
           ----------
Award  was granted.

     2.21 "Incentive Stock Option" means an Option to purchase Shares which is
           ----------------------
designated as an Incentive Stock Option, and is intended to meet the requirements of Section 422 of the Code.

     2.22 "Nonqualified Stock Option" means an Option to purchase Shares which
           -------------------------
is not an Incentive Stock Option.

     2.23 "Option" means an Incentive Stock Option or a Nonqualified Stock
           ------
Option granted pursuant to this Plan.

     2.24 "Participant"   means   an   Employee   to   whom   an   outstanding
           -----------
Award   has  been granted.

     2.25 "Plan" means the C.D.  Smith Drug Company 1996 Equity Compensation
           ----
Plan, asset forth in this instrument and as hereafter amended from time to time.

     2.26 "Retirement" means, in the case of an Employee, a Termination of
           ----------
Service by reason of the Employee's retirement at or after age sixty-five (65) or pursuant to any early retirement program instituted by the Company.

     2.27 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any
           ----------
future regulation amending, supplementing, or superseding such regulation.

     2.28 "Section 16 Person" means a person who, with respect to the Shares, is
           -----------------
subject to Section 16 of the 1934 Act.

     2.29 "Shares" means the shares of common stock of the Company.
           ------

     2.30 "Stock Appreciation Right" or "SAR" means an Award, granted either
           ------------------------      ---
alone or in connection with a related Option, that is designated as a SAR pursuant to Section 6.

     2.31 "Subsidiary" means a "subsidiary corporation" as defined in Section
           ----------
424(f) of the Code, whether now or hereafter existing.

     2.32 "Tandem SAR"means a SAR which is granted in connection with, or
           ----------
related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the

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related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SAR upon the purchase of the Shares subject to the Option.

     2.33 "Termination of Service" or "Terminates" or means a cessation of the
           ----------------------      ----------
employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not limited to, a cessation by resignation, discharge, death, Disability, Retirement or the disaffiliation of an Affiliate, but excluding any such cessation where there is a simultaneous reemployment by the Company or by an Affiliate.

                                    SECTION 3
                                 ADMINISTRATION

     3.1  The Administrator.  Prior to the date, if any, upon which the Company
          -----------------
becomes subject to the 1934 Act, the Plan shall be administered by either the
Board or the Committee.   After the date, if any, upon which the Company becomes
subject to the 1934 Act, the Plan and all Awards shall be administered by the Committee.

     3.2  Authority of the Administrator It shall be the duty of the
          ------------------------------
Administrator to administer this Plan in accordance with the provisions hereof. The Administrator shall have all powers and discretion necessary or appropriate to administer this Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the terms and provision of this Plan and of the Awards, (d) adopt rules for the administration, interpretation and application of this Plan, and (e) interpret, amend, or revoke any such rules.

     3.3 The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize this Plan's qualification under Section 162(m) of the Code or Rule 16b-3.

     3.4  Decisions Binding.  All determinations and decisions made by the
          -----------------
Administrator, the Board and any delegate of the Administrator appointed pursuant to Section 3.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                    SECTION 4
                           SHARES SUBJECT TO THIS PLAN

     4.1  Number of Shares.  Subject to adjustment as provided in Section 4.3,
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the total number of Shares available for grant under this Plan shall not exceed
2,000,000.   Shares granted under this Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.

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     4.2  Lapsed Awards.  If an Award is canceled, terminates, expires or lapses
          -------------
for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award thereafter shall be available to be the subject of a subsequent Award.

     4.3  Adjustments in Awards and Authorized Shares.  In the event of any
          -------------------------------------------
merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Administrator shall adjust the number and class of Shares which may be delivered under this Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 4.1, 5.1, and 6.1.1 in such manner as the Administrator in its sole discretion shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

     4.4  Adjustments upon Merger or Asset Sale.  In the event of a merger of
          -------------------------------------
the or the sale of substantially all of the assets of the Company, the Board of Directors, in its discretion, may require the successor corporation to either
(i) assume each outstanding Award or (ii) substitute an equivalent award by the successor corporation or a Parent or Subsidiary of the successor corporation.
If an Award is not assumed or substituted in the event of a merger or sale of assets, the Award shall become immediately exercisable and the Administrator shall notify the Participant that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall
terminate upon the expiration of such period unless exercised.   For the
purposes of this Paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award or the merger or acquisition agreement confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, equal consideration (whether stock, cash, or other securities or property) as received in the merger or sale of assets by holders of each Share of common stock held on the effective date of the transaction (and if holders of Shares were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration always received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or sale of assets.

                                    SECTION 5
                                  STOCK OPTIONS

     5.1  Grant of Options.  Subject to the terms and provisions of this Plan,
          ----------------
Options may be granted to Employees at any time and from time to time as
determined by the Administrator in its sole discretion.   The Administrator in
its sole discretion shall determine the number of Shares subject to each Option; provided, however, that during any Fiscal Year, no Participant shall be granted Options

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covering more than 100,000 Shares. The Administrator may grant Incentive Stock
Options, Nonqualified Stock Options, or any combination thereof.

     5.2  Award Agreement.  Each Option shall be evidenced by an Award Agreement
          ---------------
that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Administrator in its sole
discretion shall determine.   The Award Agreement also shall specify whether the
Option is intended to be an Incentive Stock Option or a Nonqualified Stock
Option.

     5.3  Exercise Price.   Subject to the provisions of this Section 5.3, the
          --------------
Exercise Price per Share for each Option shall be determined by the Administrator in its sole discretion.

          5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price per Share shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

          5.3.2 Incentive Stock Options.   In the case of an Incentive Stock
     Option, the Exercise Price per Share shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to
     Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price per Share shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

          5.3.3 Substitute Options.   Notwithstanding the provisions of Sections
     5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options
     in substitution for options granted by such former employer.   If such
     substitute Options are granted, the Administrator, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price per Share less than one hundred (I 00%) of the Fair Market Value of the Shares on the Grant Date.

     5.4  Expiration of Options
          ---------------------

          5.4.1 Expiration Dates.   Each Option shall terminate upon the earlier
     of the first to occur of the following events:

               (a) The date for termination of the Option set forth in the Award Agreement; or


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               (b) The expiration of ten (10) years from the Grant Date (except as provided in Section 5.8 regarding Incentive Stock Options); or

               (c) The expiration of one (1) year from the date of the Optionee's Termination of Service for a reason other than the Optionee's death, Disability or retirement (except as provided in Section 5.8 regarding Incentive Stock Options); or

               (d) The expiration of three (3) years from the date of the Optionee's Termination of Service by reason of Disability, death, or Retirement (except as provided in Section 5.8 regarding Incentive Stock Options).

          5.4.2 Administrator Discretion.   Subject to the limits of Section
     5.4.1, the Administrator in its sole discretion (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8 regarding Incentive Stock Options), provided however, in the case of Incentive Stock Options, that the maximum term of the Option may not be extended if the Fair Market Value per Share is greater than the Exercise Price per Share.

     5.5  Exercisability of Options.  Options granted under this Plan shall be
          -------------------------
exercisable at such times and be subject to such restrictions and conditions as the Administrator shall determine in its sole discretion; provided however, that all Options granted under this Plan shall become immediately exercisable upon death or Disability or (subject to the limitations set forth in Section 10.1) as of the first date that a Change in Control shall be deemed to have occurred. After an Option is granted, the Administrator in its sole discretion may
accelerate the exercisability of the Option.   However, in no event may any
Option granted to a Section 16 Person be exercisable until at least six (6) months following the Grant Date or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

     5.6  Payment.  Options shall be exercised by the Participant's delivery of
          -------
a written notice of exercise to the Secretary of the Company or its designee, setting forth the number of Shares with respect to which the Option is to be
exercised, accompanied by full payment for the Shares.   Upon the exercise of
any Option, the Exercise Price shall be payable to the Company in full in cash
or by certified or cashiers check.   The Administrator in its sole discretion
also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) by delivery of an executed promissory note representing indebtedness of the Participant to the Company, (c) by any other means which the Administrator in its sole discretion determines (i) to provide legal consideration for the Shares, and (ii) to be consistent with the purposes of this Plan, or (d) any combination of the methods of payment set forth in this
Section.   As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant or to the Participants designated broker, Share certificates (which may be in book entry form) representing such Shares.

                                       7
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     5.7  Share Transferability.  The Administrator may impose transfer
          ---------------------
restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

     5.8  Certain Additional Provisions for Incentive Stock Options.
          ----------------------------------------------------------

          5.8.1 Eligible Participants.   Incentive Stock Options may be granted
     only to persons who are employees of the Company or a Subsidiary on the Grant Date.

          5.8.2 Exercisability.   The aggregate Fair Market Value of the Shares
     (as determined on the applicable Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

          5.8.3 Termination of Service.   No Incentive Stock Option may be
     exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award
     Agreement or the Administrator permits later exercise.   No Incentive Stock
     Option may be exercised more than one (1) year after the Participant's termination of employment on account of Disability or death, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Administrator permits later exercise.

          5.8.4 Expiration.   No Incentive Stock Option may be exercised after
     the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five
     (5) years from the Grant Date.

                                    SECTION 6
                            STOCK APPRECIATION RIGHTS

     6.1  Grant of SARS.  Subject to the terms and conditions of this Plan, a
          -------------
SAR may be granted to Employees at any time and from time to time as shall be
determined by the Administrator in its sole discretion.   The Administrator may
grant Affiliated SARS, Freestanding SARS, Tandem SARS, or any combination thereof.

          6.1.1 Number of Shares.   The Administrator shall have complete
     discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 30,000 Shares.

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

          6.1.2 Exercise Price and Other Terms.   The Administrator, subject to
     the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan; provided, however, that the exercise price per Share of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided further, that all SARs granted under this Plan shall become immediately exercisable upon death or Disability or (subject to the limitations set forth in Section 10.1) as of the first date that a Change in Control shall be deemed to have occurred. The exercise price per Share of Tandem or Affiliated SARs shall equal the Exercise Price
     per Share of the related Option.   In no event shall a SAR granted to a
     Section 16 Person become exercisable until at least six (6) months after the Grant Date or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

     6.2  Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part
          -----------------------
of the Shares subject to the related Option upon the surrender of the right to
exercise the equivalent portion of the related Option.   A Tandem SAR may be
exercised only with respect to the Shares for which its related Option is then
exercisable.   With respect to a Tandem SAR granted in connection with an
Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price per Share of the underlying Incentive Stock Option and the Fair Market Value per Share of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; (c) the Tandem SAR shall be exercisable only when the Fair Market Value per Share of the Shares subject to the Incentive Stock Option exceeds the Exercise Price per Share of the Incentive Stock Option; and (d) any transfer of the Tandem SAR shall be ineffective unless accompanied by a transfer of the related Incentive Stock Option.

     6.3  Exercise of Affiliated SARs.  An Affiliated SAR shall be deemed to be
          ---------------------------
exercised upon the exercise of the related Option.   The deemed exercise of an
Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

     6.4  Exercise of Freestanding SARS.  Freestanding SARs shall be exercisable
          -----------------------------
on such terms and conditions as the Administrator in its sole discretion shall determine; provided, however, that no SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Grant Date or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

     6.5  SAR Agreement.  Each SAR grant shall be evidenced by an Award
          -------------
Agreement that shall specify the exercise price per share, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator in its sole discretion shall determine.

     6.6  Expiration of SARs.  A SAR granted under this Plan shall expire on the
          ------------------
date set forth in the Award Agreement, which date shall be determined by the Administrator in its sole discretion. Notwithstanding the foregoing, the terms and provisions of Section 5.4 also shall apply to SARS.

     6.7  Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be
          ---------------------
entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise and the exercise price per Share by (ii) the number of
Shares with respect to which the SAR is exercised.   At the sole discretion of
the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in any combination thereof.

                                    SECTION 7
                                  MISCELLANEOUS

     7.1  Deferrals.  The Administrator in its sole discretion may permit a
          ---------
Participant to defer receipt of the payment of cash or the delivery of Shares
that would otherwise be due to such Participant under an Award.   Any such
deferral election shall be made at least one year prior to the due date, and shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion.

     7.2  No Effect on Employment or Service.  Nothing in this Plan shall
          ----------------------------------
interfere with or limit in any way the right of the Company to terminate any
Participant's employment at any time, with or without cause.   For purposes of
this Plan, transfer of employment of a Participant between the Company and any of its Affiliates (or between Affiliates) shall not be deemed a Termination of
Service.   Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by an applicable employment agreement between the Participant and the Company or its Affiliate, as the case may be.

     7.3  Participation.  No Employee shall have the right to be selected Award
          -------------
under this Plan, or, having been so selected, to receive a future Award.

     7.4  Indemnification.  Each person who is or shall have been a member of
          ---------------
the Committee or the Board shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys'
fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle
and defend it on his or her own behalf.   The foregoing right of indemnification
shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's incorporation documents or Bylaws, by contract, as a matter of law or otherwise. or under any power that the Company may have to indemnify them or hold them harmless.

     7.5  Successors.  All obligations of the Company under this Plan, with
          ----------
respect to Awards granted hereunder, shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

     7.6  Beneficiary Designation.  If permitted by the Administrator, a
          -----------------------
Participant under this Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the

Participant, and shall be effective only if given in a form-n and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate. In each case, the named beneficiary or beneficiaries or the executor of the Participant's estate, as the case may be, shall have the right to exercise, pursuant to the terms hereof and the terms of any applicable Award Agreement, the Awards made hereunder.

     7.7  Nontransferability of Awards.  Unless specifically provided otherwise
          ----------------------------
by the Administrator in the Award Agreement, no Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 7.6. Unless otherwise provided for in the Award Agreement, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the
Participant.   In no event may Incentive Stock Options be transferred, except as provided in this Section 7.7.

     7.8  No Rights as Stockholder.  No Participant nor any beneficiary thereof
          ------------------------
shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award or the exercise thereof, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or his or her beneficiary.

                                    SECTION 8
                      AMENDMENT, TERMINATION, AND DURATION

     8.1  Amendment, Suspension, or Termination.  The Board in its sole
          -------------------------------------
discretion may amend or terminate this Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required to maintain this Plan's qualification under Rule 16b-3 or to comply with Section 422(b)(1) of the Code, any such amendment shall be subject to stockholder
approval.   The amendment, suspension or termination of this Plan shall not, without the consent of the Participant, alter or impair any rights or
obligations under any Award theretofore granted to such Participant.   No Award
may be granted during any period of suspension or after termination of this Plan.

     8.2  Duration of this Plan.  This Plan shall become effective on the date
          ---------------------
specified herein, and subject to Section 8. 1, shall remain in effect thereafter; provided, however, that without further stockholder approval, no Incentive Stock Option may be granted under this Plan after the tenth anniversary of the effective date of this Plan.

                                    SECTION 9
                                 TAX WITHHOLDING

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     9.1  Withholding Requirements.  Prior to the delivery of any Shares or cash
          ------------------------
pursuant to an Award or the exercise thereof, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, including the Participant's Social Security tax obligation, required to be withheld with respect to such Award or the exercise thereof.

     9.2  Withholding Arrangements.  The Administrator, in its sole discretion
          ------------------------
and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or
(b) delivering to the Company Shares then owned by the Participant having a Fair
Market Value equal to the amount required to be withheld.   The amount of the
withholding requirement shall be deemed to include any amount that the Administrator agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.
The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

                                   SECTION 10
                                CHANGE IN CONTROL

     10.1 Change in Control.   In the event of a Change in Control of the
          -----------------
Company, all Awards granted under this Plan that are then outstanding and not then exercisable, or are then subject to restrictions, shall, unless otherwise provided for in the Agreements applicable thereto, become immediately exercisable as of the first date that the Change in Control shall be deemed to have occurred, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Agreements; provided however, that the Board of Directors of the Company may limit the applicability of this Section with respect to that portion of any Award to which Section 28OG of the Code is applicable.

     10.2 Definition.  For purposes of Section 10.1 above, a Change in Control
          ----------
of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following shall have been satisfied, unless such condition shall have received prior approval of a majority vote of the Continuing Directors, as defined below, indicating that Section 10.1 shall not apply thereto:

               (a) any "person" (as such term is used in Section 13(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

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               (b) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan), individuals ("Existing Directors") who at the beginning of such period constitute the Board of Directors, and any new director (an "Approved Director") (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (b) or (c) of this Section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of a least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election previously was so approved (Existing Directors together with Approved Directors constituting "Continuing Directors"), cease for any reason to constitute at least a majority of the Board of Directors; or

               (c) the stockholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger in which no "person" (as defined in Section 10.2(a)) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

               (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

                                   SECTION 11
                               LEGAL CONSTRUCTION

     11.1 Gender and Number.  Except where otherwise indicated by the context,
          -----------------
any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     11.2 Severability.  In the event any provision of this Plan shall be held
          ------------
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.3 Requirements of Law.  The grant of Awards and the issuance of Shares
          -------------------
under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

     11.4 Securities Law Compliance.  With respect to Section 16 Persons, Awards
          -------------------------
under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision

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of this Plan, Award Agreement or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Administrator in its sole discretion.

     11.5 Governing Law.  This Plan and all Award Agreements shall be construed
          -------------
in accordance with and governed by the laws of the State of Missouri, excluding its conflict of laws provisions.

     11.6 Captions.  Captions are provided herein for convenience of reference
          --------
only, and shall not serve as a basis for interpretation or construction of this Plan.

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